                                                  EXHIBIT B



                            EXECUTIVE EMPLOYMENT AGREEMENT

          This Agreement is made as of the first day of January, 1997, between Upbancorp, Inc., a Delaware corporation, (Upbancorp), and Richard K. Ostrom (Ostrom).

          Ostrom has served Upbancorp well and favorably since it was incorporated and served Uptown National Bank of Chicago (Uptown), one of its subsidiaries, approximately thirty-four years and is now President and Chief Executive Officer of Upbancorp and Chairman and Chief Executive Officer of Uptown. The principal business of Upbancorp is the banking business of Uptown and Heritage Bank, Phoenix, Arizona (Heritage), its wholly owned subsidiaries. Ostrom is also Chairman of the latter bank. Upbancorp desires to be assured of Ostrom's continued valuable services as hereinafter provided.

          Ostrom has been serving Upbancorp, Uptown and Heritage under a contract dated January 1, 1992, which terminated December 31, 1996. The prior contract was principally with Uptown but Ostrom has been providing oversight and executive services to Heritage and Upbancorp believes Ostrom should be Upbancorp's employee with assigned responsibilities to both subsidiaries. Upbancorp further desires to have Ostrom's services at least for a period of five years from date hereof.

          In consideration of the foregoing and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Upbancorp shall employ Ostrom on a full-time basis and Ostrom shall serve Upbancorp on a full-time basis until December 31, 2001, provided, however, such period of employment on a full-time basis may be extended from time to time by mutual written consent of Upbancorp and Ostrom. Said employment on a full-time basis is hereinafter referred to as the "employment period". During the employment period, Ostrom shall serve Upbancorp in an executive capacity with such duties as may reasonably be assigned to him from time to time by the Board of Directors of Upbancorp and he shall devote his full time and attention during usual business hours exclusively to the business of Upbancorp except during usual vacation periods. Until further action of the Board of Directors of Upbancorp, Ostrom shall continue in his present capacity as President and Chief Executive Officer of Upbancorp, Chairman and Chief Executive Officer of Uptown and as Chairman of Heritage.

          2. During the employment period Upbancorp shall pay to Ostrom compensation at the base rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum beginning calendar year 1997, $150,000 of which compensation shall be payable in equal monthly installments. The balance, $75,000, shall accrue monthly and be paid quarterly in the final month of each quarter upon mutually agreeable dates.

          3. During the employment period, Ostrom shall be entitled to participate in any supplemental compensation plan for executives of the corporation, in the pension plan maintained for employees of Upbancorp, Inc., in any profit sharing or similar plan (ESOP, 401K, etc.), long-term disability plan and any other incentive or benefit plan (stock option plan, etc.) maintained for employees or executives. Upbancorp will arrange for Ostrom to participate in any such plans.

          4. During the employment period Ostrom shall be provided with a luxury class automobile of his choice. This automobile will be provided by Uptown at the direction of Upbancorp. Ostrom will pay an agreed upon rate for personal usage of the vehicle. All expense shall be borne by Uptown. At any time after three years after any vehicle acquired after the date of this contract or the prior contract between Uptown and Ostrom has been placed in service, Uptown shall at Ostrom's option provide Ostrom with a replacement luxury class vehicle of his choice and allow Ostrom to acquire the original vehicle for a reasonable consideration. Upon Ostrom's retirement or termination under the provisions of Section 10 below, he shall be permitted to acquire his then provided vehicle upon the same terms as above.

          5. During the employment period, Upbancorp shall cause Uptown to provide Ostrom with life insurance on the same basis provided Uptown employees. Further, Ostrom's coverage shall not be less than the coverage provided him in 1988.

          6. During his employment period, Upbancorp shall cause Uptown, in addition to the life insurance provided for Ostrom under paragraph 5 above, to provide Ostrom five hundred thousand dollars in coverage under a split dollar arrangement whereby Uptown is assigned the cash value of the policy to the extent of the premiums paid by Uptown and Ostrom owns all other rights in the policy. Ostrom's obligation under the arrangement shall be to pay the annual cost of the policy as if the policy were a term policy, and Uptown shall pay the balance of premiums. Ostrom shall be entitled to receive each year a bonus in sufficient amount and at such time that he will have the necessary funds to pay his required cost amount. Upon termination of employment, Ostrom shall be afforded the right to continue the plan upon payment to Uptown of the amount it has contributed to the payment of the premiums. Reasonable arrangements shall be made to continue the insurance coverage in the case of Ostrom's disability.

          7. During the employment period and after the employment period during retirement, unless Ostrom leaves employment pursuant to the provisions of
Section 10 hereof, Upbancorp shall cause Uptown to provide him with complete medical and dental coverage at no cost to Ostrom, said coverage to be the same or equivalent to the coverage provided other Uptown executive employees. Coverage in retirement shall be reduced by any coverage Ostrom then has under any public medical plan such as Medicare. Medical and dental coverage as provided herein shall include Ostrom's spouse, provided she does not have coverage available to her from any other source including Medicare.

          8. During the employment period Ostrom shall be required to belong to two Chicago area clubs, one of which shall be a golf club and the other a dining or in town athletic club. The choice of clubs shall be Ostrom's and they shall be primarily chosen for business purposes. The cost of said clubs shall be borne by Uptown and Ostrom shall reimburse Uptown for any strictly personal charges incurred. Upon Ostrom's termination of employment hereunder, he shall be allowed to continue membership in said clubs but at his expense. He shall not be required to reimburse Uptown for any dues, assessments or initial membership fees.

          9. Ostrom agrees that for a period of one (1) year immediately following the termination of his employment with Upbancorp he will not directly or indirectly render services within the geographical area having a radius of ten (10) miles from the principal office of Upbancorp or any of its subsidiaries, except for the central loop area of Chicago, in an executive management capacity similar to those he now renders Upbancorp or Uptown as President or Chairman and Chief Executive Officer to or for any financial business in competition with Upbancorp.

          10. If any one of the following occur while Ostrom is employed by Upbancorp, and this Agreement is in effect, to wit:

               (a) a "change in control" of Upbancorp which is required to be reported to the Securities and Exchange Commission and/or the Office of the Comptroller of the Currency and/or the Federal Reserve Board;

               (b) 30% or more of the then outstanding voting securities of Upbancorp are acquired or controlled by one person, group or entity; or

               (c) during any two (2) consecutive years the members of its Board of Directors sitting at the beginning of that period cease to be a majority (unless the newly elected Directors were nominated by at least two-thirds of the members sitting at the beginning of that period);

               (d) Upbancorp or Uptown is sold, merged or consolidated with another bank holding company or bank;

               and if within three (3) years after the happening of any one of those four (4) events (notwithstanding that the term of this Agreement may have expired), Ostrom's employment is terminated then, unless any provision of
Section 13 hereof applies, Upbancorp agrees to:

               (aa) continue his salary payable by the terms provided above, for the next 48 months immediately following such termination, or his death, whichever first occurs;

               (bb) continue in full force for the same period and for the same coverage all life insurance, medical, health and accident and disability insurance maintained by it for his benefit at the time of his termination.

               Notwithstanding the foregoing provisions should federal banking regulations prohibit Upbancorp from continuing the benefits hereunder, then the provisions of this Section 10 shall be of no affect so long as such prohibitions continue and Ostrom during such time shall have no recourse against Upbancorp under this section of this agreement.

          11. If Ostrom is terminated by Upbancorp for cause, if he resigns for other than good reason, or if termination occurs due to his death, disability or retirement, then his employment has not been "terminated" for purposes of
Section 10, and Upbancorp shall be under no obligation to continue any benefits under Section 10.

               "Cause" shall mean termination by Upbancorp because of (a) the commission of a criminal act against Upbancorp or any of its subsidiaries, (b) personally profiting from transactions to the detriment of Upbancorp in which Upbancorp would have an interest without first obtaining its written consent,
(c) gross neglect of the office of President or Chairman and Chief Executive Officer, (d) unwillingness to obey policies adopted by Upbancorp, Uptown or Heritage.

               "Good reason" shall mean voluntary termination by Ostrom because Upbancorp (a) reduces his base salary, (b) discontinues his participation in any benefit and/or incentive program (for example, life insurance, health and accident insurance, disability insurance, pension, profit sharing, vacation),
(c) relocates him so as to require a change in personal residence or otherwise work an undue hardship on him or member(s) of his immediate family, or (d) reduces any of his current duties, authority, or status as President and Chief Executive Officer, Chairman and Chief Executive Officer and Chairman respectively of the three entities.

          12. The benefits provided for in Section 10 shall be subject to the following offsets and adjustments:

               (a) no offset shall be made against the first one (1) year of salary continuance in any event;

               (b) if it is not possible under the terms of a particular Upbancorp or Uptown benefit plan or program to continue Ostrom's participation therein after termination, then Upbancorp or Uptown shall provide him with substantially comparable benefits at no cost to him; provided, however, if subsequent employment provides Ostrom with benefits substantially comparable to those provided by a particular Upbancorp or Uptown benefit plan or program, then Upbancorp shall have no obligation to (a) continue his participation in that particular plan or program or (b) provide him with substantially comparable benefits once he satisfies his eligibility requirements and becomes a participant in the subsequent employer's plan or program. What is "substantially comparable" shall be solely determined by Upbancorp and its decision shall be conclusive;

               (c) in no event shall the benefits payable under Section 10 exceed that amount which is allowable under the Internal Revenue Code and the Regulations thereunder as not constituting an "excess parachute payment".
Should any reduction in benefits be required pursuant to this provision, then Ostrom shall within 30 days of having been advised of the requirement for reduction, direct Upbancorp of the items of benefit to be reduced and the amount of reduction to each. Upbancorp shall provide Ostrom with any information he may reasonably need in order to arrive at a decision under this subsection.

          13. Notwithstanding any other provisions of this contract, should Upbancorp, Uptown or Heritage acquire or establish a separate additional bank or banks, or become engaged in any other new activity, Ostrom may be entitled to be separately compensated for his services rendered in an official status in said bank or banks or new activity in accordance with the mutual agreement of Upbancorp and Ostrom.

          14. Should the reported net earnings of Upbancorp exceed $3,000,000 for two consecutive years, then Ostrom shall be entitled to a renegotiated contract for a period not to exceed five years.

          15. Should changes in the Internal Revenue Code during the term of this agreement materially affect the calculation of any benefit or benefits hereunder, Ostrom shall be entitled to have the affected benefit calculated so as to closely approximate the benefit contemplated at the date of this agreement.

          IN WITNESS WHEREOF, Ostrom has executed this instrument and Upbancorp by order of the Board of Directors has caused this instrument to be executed as of the date above first written.



                                        /s/ Richard K. Ostrom
                                        ----------------------------------------
                                        Richard K. Ostrom


                                        UPBANCORP, INC.


                                        By:  /s/ Roger P. Eklund
                                             -----------------------------------
                                        ATTEST:   /s/ Marvin L. Kocian
                                                  ------------------------------

                                  AMENDMENT NO. 1
                                         TO
                           EXECUTIVE EMPLOYMENT AGREEMENT

                           ------------------------------


     This AMENDMENT NO. 1 to the Executive Employment Agreement (the "Amendment") is being made and entered into as of the 29th day of July, 1998, by and between Upbancorp, Inc., a Delaware corporation ("Upbancorp"), and Richard
K. Ostrom ("Ostrom").

                                   WITNESSETH THAT:

     WHEREAS, the parties entered into an Executive Employment Agreement as of January 1, 1997 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

     NOW, THEREFORE, the parties agree as follows:


     SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Except as amended and supplemented hereby, all the terms of the Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.


     SECTION 2. AMENDMENT TO SECTION 2 OF THE AGREEMENT. Section 2 of the Agreement shall read as follows:

     "During the employment period, Upbancorp shall pay to Ostrom compensation at the base rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum beginning calendar year July 1, 1998, $175,000 of which compensation shall be payable in equal monthly installments. The balance, $75,000, shall accrue monthly and be paid quarterly in the final month of each quarter upon mutually agreeable dates."


     SECTION 3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This amendment shall become effective as of the date hereof.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the day and year first above written.



                                             /s/ Richard K. Ostrom
                                             -----------------------------------
                                             Richard K. Ostrom

                                             UPBANCORP, INC.



                                             By:  /s/ Marvin L. Kocian
                                                  ------------------------------
                                                    Its Authorized Officer



                                             By:  /s/ Evy Johansen
                                                  ------------------------------
                                                    Its Authorized Officer

                                                                     EXHIBIT C


                            EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of and is effective the first day of January, 1999, between Heritage Bank, an Arizona corporation and state banking association ("Heritage"), Upbancorp, Inc., a Delaware corporation ("Upbancorp"), and John E. Fahrendorf, Jr. ("Fahrendorf").

     Fahrendorf has served Heritage (formerly known as First West Bank) well and favorably since July 15, 1991, and is now its President and Chief Executive Officer. Heritage and Upbancorp, its parent company, desire to be assured of Fahrendorf's continued valuable services as hereinafter provided.

     In consideration of the foregoing and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Heritage shall employ Fahrendorf on a full-time basis and Fahrendorf shall serve Heritage on a full-time basis until December 31, 2000, unless said employment period is extended as provided in Section 14 hereof. Said employment on a full-time basis is hereinafter referred to as the "employment period". During the employment period, Fahrendorf shall serve Heritage in an executive capacity with such duties as may reasonably be assigned to him from time to time by the Board of Directors of Heritage, consistent with Upbancorp's resolution designating Fahrendorf as an executive officer, and he shall devote his full time and attention during usual business hours exclusively to the business of Heritage and Upbancorp except during usual vacation periods. Until further action of the Board of Directors of Heritage, Fahrendorf shall continue in his present capacity as President and Chief Executive Officer of Heritage.

     2. During 1999, Heritage shall pay to Fahrendorf compensation at the base rate of One Hundred Seventy Thousand Dollars ($170,000) per annum and during 2000, Heritage shall pay to

Fahrendorf compensation at the base rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per annum.

          2.1 Fahrendorf shall be entitled to additional "Incentive Compensation" to be paid by Heritage in accordance with appropriate incentive plans as amended or established by Upbancorp and Heritage.

     3. During the employment period, Fahrendorf shall be entitled to participate in the pension plan, as amended, maintained for employees of Upbancorp and its subsidiaries, in any supplemental compensation plan for the executives of the corporation, in any profit sharing or similar plan (ESOP, 401K, etc.), any stock option plan which Heritage or Upbancorp provides for its employees, any long-term disability plan and any other benefit plan maintained for executives of Heritage or Upbancorp. Upbancorp and Heritage will arrange for Fahrendorf to participate in any such plans.

     4. During the employment period, Fahrendorf shall be provided with a luxury class vehicle to be mutually acceptable to Fahrendorf, Heritage and Upbancorp. This vehicle will be provided by Heritage. Fahrendorf will pay an established agreed upon rate for personal usage of the vehicle. All other expense shall be borne by Heritage. At any time after three years after any vehicle acquired has been placed in service, Heritage and Upbancorp shall, at Fahrendorf's option, provide Fahrendorf with a replacement, luxury class vehicle mutually acceptable to Fahrendorf, Heritage and Upbancorp and allow Fahrendorf to acquire the original vehicle for its fair market value. Upon Fahrendorf's retirement or termination under the provisions of Sections 10 or 15 below, he shall be permitted to acquire his then provided vehicle upon the same terms as above.

     5. During the employment period, Heritage shall provide Fahrendorf with life insurance on the same basis provided Heritage employees.

     6. During the employment period, Heritage and Upbancorp in addition to the life insurance provided for Fahrendorf under Section 5 above, will provide Fahrendorf with insurance under Minnesota Mutual Life Insurance Co. Policy 1984491, which is a split dollar arrangement in the initial face amount of $250,000 which adjusts for inflation, whereby Heritage is assigned the cash value of the policy to the extent of the premiums paid by Heritage, and Fahrendorf owns all other rights in the policy. Fahrendorf's obligation under the arrangement shall be to pay the annual cost of the policy as if the policy were a term policy, and Heritage shall pay the balance of the premiums. Fahrendorf shall be entitled to receive each year a bonus in sufficient amount and at such time that he will have the necessary funds to pay his required share of the premiums and the resulting income taxes. Upon termination of employment, Fahrendorf shall be afforded the right to continue the insurance upon payment to Heritage of the amount it has contributed as its portion of the payment of the premiums. Reasonable arrangements shall be made to continue the insurance coverage in the case of Fahrendorf's disability. Furthermore, should Fahrendorf leave his employment prior to Heritage having cash equity in the Split Dollar Insurance policy equal to its cumulative premium contributions, Heritage shall pay a bonus to Fahrendorf in an amount equal to that required to provide full recovery by Heritage. Said bonus shall be treated as ordinary income to Fahrendorf for inclusion in his personal income tax base.

     7. During the employment period, unless Fahrendorf leaves employment pursuant to the provisions of Section 10 hereof, Heritage shall provide him with medical and dental coverage at no cost to Fahrendorf, said coverage to be the same or equivalent to the coverage provided other

Heritage or Upbancorp executive employees. Medical and dental coverage as provided herein shall include spouse and dependent coverage for all children under the age of twenty-three (23) who are not regularly employed. Said dependent coverage shall not exceed coverage regularly available through Heritage's insurers.

     8. During his employment period, Fahrendorf shall be required to belong to two Phoenix area clubs, one of which shall be a golf club and the other an in town dining or athletic club. The clubs shall be selected primarily for business purposes to facilitate the performance of Fahrendorf's duties as an employee of Heritage, and unless otherwise approved by Heritage, shall be Paradise Valley Country Club and the University Club. Subject to the following provisions regarding personal charges, all costs of the clubs, including periodic dues and assessments and charges incurred in promoting the business of Heritage, shall be paid or reimbursed by Heritage. Fahrendorf shall be solely responsible for any personal charges incurred at the clubs other than in the furtherance of Heritage's business. Upon termination of Fahrendorf's employment he shall be allowed to continue the memberships in his own name and at his own expense free and clear of any interest of Heritage.

     9. Fahrendorf agrees that for a period of ninety (90) days immediately following the termination of his employment with Heritage, unless Fahrendorf is terminated by Heritage or Upbancorp or leaves employment pursuant to the provisions of Section 10 hereof, he will not directly or indirectly render services in an executive management capacity similar to the one he now renders Heritage as President and/or Chief Executive Officer to or for any financial business in competition with Upbancorp or Heritage. Notwithstanding the foregoing, the provisions of this

Section shall cease to be applicable at the end of the term of this Agreement unless renewed in any subsequent agreement.

     10. If any one of the following occur while Fahrendorf is employed by Heritage, and this Agreement is in effect, to wit:

          (a) a "change in control" of Upbancorp or Heritage which may be required to be reported to the Securities and Exchange Commission and/or the Arizona State Banking Department and/or the Federal Deposit Insurance Corporation and/or the Board of Governors of the Federal Reserve System; or

          (b) thirty percent (30%) or more of the then outstanding voting securities of Upbancorp are acquired or controlled by one person, group or entity; or

          (c) during any two (2) consecutive years the members of Upbancorp's Board of Directors sitting at the beginning of that period cease to be a majority (unless the newly elected Directors were nominated by at least two-thirds of the members sitting at the beginning of that period); or

          (d) Heritage is sold, merged or consolidated with another bank holding company, bank or financial services institution other than a bank holding company, bank or financial services institution which is controlled by Upbancorp; or

          (e) the consummation of a reorganization, merger or consolidation or the sale or other disposition of' all or substantially all of the assets of Upbancorp (a "Business Combination"), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock of Upbancorp immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns Upbancorp or all or substantially all of Upbancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the common stock of Upbancorp, and (2) at least two-thirds of the members of the board of directors of the corporation resulting from the Business Combination were members of Upbancorp's Board of Directors at the time of the execution of the initial agreement, or action of Upbancorp's Board of Directors, providing for such Business Combination;;

          and if within three (3) years after the happening of any one of those five (5) events (notwithstanding that the term of this Agreement may thereafter have expired), Fahrendorf's employment is terminated then, unless any provision of Section 11 hereof applies or unless Fahrendorf is that person or entity or part of the group which causes any of the five (5) events, Heritage agrees to:

               (aa) continue his base salary payable by the terms provided above, for the next twenty-four (24) months immediately following such termination, or until his death, whichever first occurs;

               (bb) continue in full force for the same period and for the same coverage all life insurance, medical, health and accident and disability insurance maintained by it for his benefit at the time of his termination.

               Notwithstanding the foregoing provisions, should Federal or State of Arizona banking regulations prohibit Upbancorp or Heritage from continuing the benefits hereunder, then the provisions of this Section 10 shall be of no affect so long as such prohibitions continue and Fahrendorf during such time shall have no recourse against Upbancorp or Heritage under this Section of the Agreement.

     11. If Fahrendorf is terminated by Heritage for cause, if he resigns for other than good reason, or if termination occurs due to his death, disability or retirement, then his employment has not been "terminated" for purposes of
Section 10, and Upbancorp or Heritage shall be under no obligation to continue any benefits under Section 10.

          "Cause" shall mean termination by Upbancorp or Heritage because of (a) the commission of a criminal act against Upbancorp or Heritage or any of its subsidiaries, (b) personally profiting from transactions to the detriment of Upbancorp or Heritage in which Upbancorp or Heritage would have an interest without first obtaining its written consent, or (c) gross neglect of the office of President and Chief Executive Officer of Heritage.

          "Good reason" shall mean voluntary termination by Fahrendorf because Heritage (a) reduces his base salary, (b) discontinues his participation in any benefit and/or incentive program (for example, life insurance, health and accident insurance, disability insurance, pension, profit sharing, vacation); provided, however, that this provision shall not apply if Heritage determines in its sole discretion to terminate any benefit and/or incentive program available generally to its employees or its executive employees, (c) relocates him so as to require a change in personal residence or otherwise work an undue hardship on him or member(s) of his immediate family, or (d) reduces any of his current duties, authority, or status as President and Chief Executive Officer.

     12. The benefits provided for in Section 10 shall be subject to the following offsets and adjustments:

          (a) if it is not possible under the terms of a particular Heritage benefit plan or program to continue Fahrendorf's participation therein after termination, then Heritage shall provide him with substantially comparable benefits at no cost to him; provided, however, if subsequent employment provides Fahrendorf with benefits substantially comparable to those provided by a particular Upbancorp or Heritage benefit plan or program, then Upbancorp or Heritage shall have no obligation to (a) continue his participation in that particular plan or program or (b) provide him with substantially comparable benefits once he satisfies his eligibility requirements and becomes a participant in the subsequent employer's plan or program. What is "substantially comparable" shall be determined in good faith solely by Upbancorp and its decision shall be conclusive;

          (b) in no event shall the benefits payable under Section 10 exceed that amount which is allowable under the Internal Revenue Code and the regulations thereunder as not constituting an "excess parachute payment".
Should any reduction in benefits be required pursuant to this provision, then Fahrendorf shall within thirty (30) days of having been advised of the requirement for reduction, direct Heritage of the items of benefit to be reduced and the amount of reduction to each. Heritage and Upbancorp shall provide Fahrendorf with any information he may reasonably need in order to arrive at a decision under this subsection.

     13. Should changes in the Internal Revenue Code during the term of this agreement materially affect the calculation of any benefit or benefits hereunder, Fahrendorf shall be entitled to have the affected benefit calculated so as to closely approximate the benefit contemplated at the date of this Agreement.

     14. This Agreement shall be extended for a one-year period commencing January 1, 2001, if Fahrendorf has achieved all of the following goals:

          (a) the revocation by the FDIC of the Memorandum of Understanding arising out of the FDIC's compliance examination of Heritage conducted during 1998;

          (b) no actions shall have been commenced against Heritage by bank regulatory authorities;

          (c) Heritage shall have received a CAMELS rating of "2" from bank regulatory authorities with respect to the most recent regulatory examination conducted prior to September 30, 2000;

          (d) Heritage shall have received "Satisfactory" ratings from bank regulatory authorities with respect to the most recent CRA and Compliance examinations conducted prior to September 30, 2000;

          (e) the efficiency ratio of Heritage as of June 30, 2000 shall have decreased from the efficiency ratio of Heritage as of December 31, 1998;

          (f) Heritage shall have achieved the net income goals set forth in each year's budget as approved by Heritage's and Upbancorp's Board of Directors; and

          (g) Fahrendorf shall have reasonably assisted Upbancorp in transferring activities of Heritage from Heritage to Upbancorp or other related entities as directed by Upbancorp's Board of Directors.

The determination that Fahrendorf has achieved all of the aforementioned goals shall be made in good faith by the Board of Directors of Upbancorp by September 30, 2000, whose determination shall be final and binding upon the parties hereto. In the event this Agreement is extended for one year, Fahrendorf and Heritage and Upbancorp shall agree upon his base rate compensation for such year with said base rate being no less than One Hundred Seventy-Five Thousand Dollars ($175,000).

     15. Should Upbancorp or Heritage terminate Fahrendorf's employment hereunder without cause as defined in Section 11 hereof, then Fahrendorf shall be entitled to severance pay equivalent to his base salary then payable under
Section 2 for one (1) year payable monthly together with all benefits otherwise
conferred in the other Sections of this Agreement other than Section 10.   Any
deferred portion of any incentive amounts earned but not payable under any incentive plan of Upbancorp or Heritage shall be due and payable upon Fahrendorf's termination without cause, but if Fahrendorf terminates or elects not to renew the Agreement, then such deferred amounts shall be forfeited.

     16   Upbancorp guarantees the performance by Heritage of its undertaking under each and every provision hereof.

     17. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     18. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     19. This Agreement supersedes all prior Agreements, either oral or written, pertaining to Fahrendorf's compensation or employment.

     IN WITNESS WHEREOF, Fahrendorf has executed this instrument and Heritage and Upbancorp by order of the respective Board of Directors has caused this instrument to be executed as of the date above first written.

                                        /s/ John E. Fahrendorf, Jr.
                                        ----------------------------------------
                                        John E. Fahrendorf, Jr.


                                        HERITAGE BANK

                                        By:  Kathleen L. Harris
                                           -------------------------------------

                                        ATTEST:  Richard K. Ostrom
                                               ---------------------------------


                                        UPBANCORP, INC.

                                        By:   Richard K. Ostrom
                                           -------------------------------------

                                        ATTEST:  Kathleen L. Harris
                                               ---------------------------------

                                                                      EXHIBIT D

                            EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of and is effective the first day of January, 1999, between Uptown National Bank of Chicago, a national banking association ("Uptown"), Upbancorp, Inc., a Delaware corporation ("Upbancorp"), and Robert P. Griffiths ("Griffiths").

     Griffiths has served Uptown well and favorably since April 5, 1993, and is now its President and Chief Executive Officer. Uptown and Upbancorp, its parent company, desire to be assured of Griffiths' continued valuable services as hereinafter provided. In consideration of the foregoing and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Uptown shall employ Griffiths on a full-time basis and Griffiths shall serve Uptown on a full-time basis until December 31, 2000, unless said employment period is extended as provided in Section 14 hereof. Said employment on a full-time basis is hereinafter referred to as the "employment period". During the employment period, Griffiths shall serve Uptown in an executive capacity with such duties as may reasonably be assigned to him from time to time by the Board of Directors of Uptown, consistent with Upbancorp's resolution designating Griffiths as an executive officer, and he shall devote his full time and attention during usual business hours exclusively to the business of Uptown and Upbancorp except during usual vacation periods. Until further action of the Board of Directors of Uptown, Griffiths shall continue in his present capacity as President and Chief Executive Officer of Uptown.

     2. During 1999, Uptown shall pay to Griffiths compensation at the base rate of One Hundred Seventy-Two Thousand Five Hundred Dollars ($172,500) per annum and during 2000, Uptown shall pay to Griffiths compensation at the base rate of One Hundred Seventy-Seven Thousand Five Hundred Dollars ($177,500).

          2.1 Griffiths shall be entitled to additional "Incentive Compensation" to be paid by Uptown in accordance with appropriate incentive plans amended or established by Upbancorp.

     3. During the employment period, Griffiths shall be entitled to participate in the pension plan, as amended, maintained for employees of Upbancorp and its subsidiaries, in any supplemental compensation plan for executives of the corporation, in any profit sharing or similar plan (ESOP, 401K, etc.), any stock option plan which Uptown or Upbancorp my provide for its employees, any long-term disability plan and any other benefit plan maintained for executives of Uptown or Upbancorp. Upbancorp and Uptown will arrange for Griffiths to participate in any such plans.

     4. During the employment period, Griffiths shall be provided with a luxury class vehicle to be mutually acceptable to Griffiths, Uptown and Upbancorp. This vehicle will be provided by Uptown. Griffiths will pay an established agreed upon rate for personal usage of the vehicle. All other expense shall be borne by Uptown. At any time after three years after any vehicle acquired has been placed in service, Uptown and Upbancorp shall at Griffiths' option provide Griffiths with a replacement luxury class vehicle mutually acceptable to Griffiths, Uptown and Upbancorp and allow Griffiths to acquire the original vehicle for its fair market value. Upon Griffiths' retirement or termination under the provisions of Sections 10 or 15 below, he shall be permitted to acquire his then provided vehicle upon the same terms as above.

     5. During the employment period, Uptown shall provide Griffiths with life insurance on the same basis provided Uptown employees.

     6. During the employment period, Upbancorp and Uptown, in addition to the life insurance provided for Griffiths under Section 5 above, will provide Griffiths with insurance under Minnesota Mutual Life Insurance Co. Policy 1989654, which is a split dollar arrangement in the initial face amount of $250,000 which adjusts for inflation, whereby Uptown is assigned the cash value of the policy to the extent of the premiums paid by Uptown, and Griffiths owns all other rights in the policy. Griffiths' obligation under the arrangement shall be to pay the annual cost of the policy as if the policy were a term policy, and Uptown shall pay the balance of the premiums. Griffiths shall be entitled to receive each year a bonus in sufficient amount and at such time that he will have the necessary funds to pay his required share of the premiums and the resulting income taxes. Upon termination of employment, Griffiths shall be afforded the right to continue the insurance upon payment to Uptown of the amount it has contributed as its portion of the payment of the premiums. Reasonable arrangements shall be made to continue the insurance coverage in the case of Griffiths' disability. Furthermore, should Griffiths leave his employment prior to Uptown having cash equity in the Split Dollar Insurance policy equal to its cumulative premium contributions, Uptown shall pay a bonus to Griffiths in an amount equal to that required to provide full recovery by Uptown. Said bonus shall be treated as ordinary income to Griffiths for inclusion in his personal income tax base.

     7. During the employment period, unless Griffiths leaves employment pursuant to the provisions of Section 10 hereof, Uptown shall provide him with medical and dental coverage at no cost to Griffiths, said coverage to be the same or equivalent to the coverage provided other Uptown or Upbancorp executive employees. Medical and dental coverage as provided herein shall include spouse and dependent coverage for all children. under the age of twenty-three (23) who are not regularly employed. Said dependent coverage shall not exceed coverage regularly available through Uptown's insurers.

     8. During the employment period, Griffiths shall be required to belong to two Chicago area clubs, one of which shall be a golf club and the other a dining or in town athletic club. The choice of clubs shall be Griffiths' and they shall be primarily chosen for business purposes, and unless otherwise approved by Uptown, shall be Onwetsia Country Club and the University Club. The cost of said clubs shall be borne by Uptown and Griffiths shall reimburse Uptown for any strictly personal charges incurred. He shall not be required to reimburse Uptown for any dues or assessments. Upon Griffiths' termination of employment hereunder, he shall be allowed to continue membership in said clubs but at his expense.

     9. Griffiths agrees that for a period of ninety (90) days immediately following the termination of his employment with Uptown, unless Griffiths is terminated by Upbancorp or Uptown or leaves employment pursuant to the provisions of Section 10 hereof, he will not directly or indirectly render services in an executive management capacity similar to the one he now renders Uptown as President and/or Chief Executive Officer to or for any financial business in competition with Uptown or Upbancorp. Notwithstanding the foregoing, the provisions of this Section shall cease to be applicable at the end of the term of this Agreement unless renewed by any subsequent agreement.

     10. If any one of the following occur while Griffiths is employed by Uptown, and this Agreement is in effect, to wit:

          (a) a "change in control" of Upbancorp or Uptown which may be required to be reported to the Securities and Exchange Commission and/or the Office of the Comptroller of the Currency and/or the Board of Governors of the Federal Reserve System; or

          (b) thirty percent (30%) or more of the then outstanding voting securities of Upbancorp are acquired or controlled by one person, group or entity; or

          (c) during any two (2) consecutive years the members of Upbancorp's Board of Directors sitting at the beginning of that period cease to be a majority (unless the newly elected Directors were nominated by at least two-thirds of the members sitting at the beginning of that period); or

          (d) Uptown is sold, merged or consolidated with another bank holding company, bank or financial services institution other than a bank holding company, bank or financial services institution which is controlled by Upbancorp, or

          (e) the consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of Upbancorp (a "Business Combination"), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock of Upbancorp immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns Upbancorp or all or substantially all of Upbancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the common stock of Upbancorp, and (2) at least two-thirds of the members of the board of directors of the corporation resulting from the Business Combination were members of Upbancorp's Board of Directors at the time of the execution of the initial agreement, or action of Upbancorp's Board of Directors, providing for such Business Combination;

          and if within three (3) years after the happening of any one of those five (5) events (notwithstanding that the term of this Agreement may have expired), Griffiths' employment is terminated then, unless any provision of
Section 11 hereof applies or unless Griffiths is that person or entity or part of the group which causes any of the five (5) events, Uptown agrees to:

          (aa) continue his salary payable by the terms provided above, for the next twenty-four (24) months immediately following such termination, or until his death, whichever first occurs;

          (bb) continue in full force for the same period and for the same coverage all life insurance, medical, health and accident and disability insurance maintained by it for his benefit at the time of his termination.

          Notwithstanding the foregoing provisions, should federal banking regulations prohibit Upbancorp or Uptown from continuing the benefits hereunder, then the provisions of this Section 10 shall be of no affect so long as such prohibitions continue and Griffiths during such time shall have no recourse against Upbancorp or Uptown under this Section of this Agreement.

     11. If Griffiths is terminated by Uptown for cause, if he resigns for other than good reason, or if termination occurs due to his death, disability or retirement, then his employment has not been "terminated" for purposes of
Section 10, and Upbancorp or Uptown shall be under no obligation to continue any benefits under Section 10.

          "Cause" shall mean termination by Upbancorp or Uptown because of (a) the commission of a criminal act against Upbancorp or Uptown or any of its subsidiaries, (b) personally profiting from transactions to the detriment of Upbancorp or Uptown in which Upbancorp or Uptown would have an interest without first obtaining its written consent, or (c) gross neglect of the office of President and Chief Executive Officer of Uptown.

          "Good reason" shall mean voluntary termination by Griffiths because Uptown (a) reduces his base salary, (b) discontinues his participation in any benefit and/or incentive program (for example, life insurance, health and accident insurance, disability insurance, pension, profit sharing, vacation); provided, however, that this provision shall not apply if Uptown determines in its sole discretion to terminate any benefit and/or incentive program available generally to its employees or its executive employees, (c) relocates him so as to require a change in personal residence or otherwise work an undue hardship on him or member(s) of his immediate family, or (d) reduces any of his current duties, authority, or status as President and Chief Executive Officer.

     12. The benefits provided for in Section 10 shall be subject to the following offsets and adjustments:

          (a) no offset shall be made against the first six (6) months of salary continuance in any event;

          (b) if it is not possible under the terms of a particular Uptown benefit plan or program to continue Griffiths' participation therein after termination, then Uptown shall provide him with substantially comparable benefits at no cost to him; provided, however, if subsequent employment provides Griffiths with benefits substantially comparable to those provided by a particular Upbancorp or Uptown benefit plan or program, then Upbancorp or Uptown shall have no obligation to (a) continue his participation in that particular plan or program or (b) provide him with substantially comparable benefits once he satisfies his eligibility requirements and becomes a participant in the subsequent employer's plan or program. What is "substantially comparable" shall be determined in good faith solely by Upbancorp and its decision shall be conclusive;

          (c) in no event shall the benefits payable under Section 10 exceed that amount which is allowable under the Internal Revenue Code and the regulations thereunder as not constituting an "excess parachute payment". Should any reduction in benefits be required pursuant to this provision, then Griffiths shall within thirty (30) days of having been advised of the requirement for reduction, direct Uptown of the items of benefit to be reduced and the amount of reduction to each. Uptown and Upbancorp shall provide Griffiths with any information he may reasonably need in order to arrive at a decision under this subsection.

     13. Should changes in the Internal Revenue Code during the term of this Agreement materially affect the calculation of any benefit or benefits hereunder, Griffiths shall be entitled to have the affected benefit calculated so as to closely approximate the benefit contemplated at the date of this Agreement.

     14. This Agreement shall be extended for a one-year period commencing January 1, 2001, if Griffiths has achieved all of the following goals:

          (a) no actions shall have been commenced against Uptown by bank regulatory authorities;

          (b) Uptown shall have received a CAMELS rating of "2" from bank regulatory authorities with respect to the most recent regulatory examination conducted prior to September 30, 2000;

          (c) Uptown shall have received "Satisfactory" ratings from bank regulatory authorities with respect to the most recent CRA and Compliance examinations conducted prior to September 30, 2000;

          (d) the efficiency ratio of Uptown as of June 30, 2000 shall have decreased from the efficiency ratio of Uptown as of December 31, 1998;

          (e) Uptown shall have achieved the net income goals set forth in each year's budget as approved by Uptown's and Upbancorp's Board of Directors; and

          (f) Griffiths shall have reasonably assisted Upbancorp in transferring agreed upon activities of Uptown from Uptown to Upbancorp or other related entities as directed by Upbancorp's Board of Directors. The determination that Griffiths has achieved all of the aforementioned goals shall be made in good faith by the Board of Directors of Upbancorp by September 30, 2000, whose determination shall be final and binding upon the parties hereto. In the event this Agreement is extended for one year, Griffiths and Uptown and Upbancorp shall agree upon his base rate compensation for such year with said base rate being no less than One Hundred Seventy-Seven Thousand Five Hundred Dollars ($177,500).

     15. Should Upbancorp or Uptown terminate Griffiths' employment hereunder without cause as defined in Section 11 hereof, then Griffiths shall be entitled to severance pay equivalent to his base salary then payable under Section 2 for one (1) year payable monthly together with all benefits otherwise conferred in the other Sections of this Agreement other than Section 10. Any deferred portion of any incentive amounts earned but not payable under any incentive plan of Upbancorp and Uptown shall be due and payable upon Griffiths' termination without cause, but if Griffiths terminates or elects not to renew the Agreement, then such deferred amounts shall be forfeited.

     16. Upbancorp guarantees the performance by Uptown of its undertaking under each and every provision hereof.

     17. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     18. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     19. This Agreement supersedes all prior Agreements, either oral or written, pertaining to Griffiths' compensation or employment.

     IN WITNESS WHEREOF, Griffiths has executed this instrument and Uptown and Upbancorp by order of the respective Boards of Directors has caused this instrument to be executed as of the date above first written.

                         /s/ Robert P. Griffiths
                         -------------------------------
                         Robert P. Griffiths



                         UPTOWN NATIONAL BANK OF CHICAGO

                         By:  Richard K. Ostrom
                              -----------------------------
                         ATTEST:  Evy Johansen
                                ---------------------------

                         UPBANCORP, INC.

                         By:  Richard K. Ostrom
                              -----------------------------

                         ATTEST:  Marvin L. Kocian
                                ---------------------------